UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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☐	Preliminary Proxy Statement	☐ Confidential, for Use of the Commission Only (aspermitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement

×	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14A-12

Aon plc

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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*** Exercise Your Right to Vote ***

Important Notice Regarding the Availability of Proxy Materials for the

Court & General Meetings to Be Held on February 4, 2020.

AON PLC
AON PLC THE AON CENTRE, THE LEADENHALL BUILDING 122 LEADENHALL STREET LONDON EC3V 4AN, UNITED KINGDOM

Meeting Information
Meeting Type: Court Meeting/General Meeting
For holders as of: January 31, 2020
Date: February 4, 2020. Time: 11:00 a.m. (London Time) Court Meeting 11:15 a.m. (London Time) General Meeting
Location: The Sofitel London Heathrow Hotel Terminal 5, London Heathrow Airport London TW6 2GD

You are receiving this communication because you hold shares in the company named above.

This is not a ballot. You cannot use this notice to vote your shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side).

We encourage you to access and review all of the important information contained in the proxy materials before voting.
See the reverse side of this notice for instructions on how to obtain proxy materials and voting instructions.

—   Before You Vote   —

How to Access the Proxy Materials

Proxy Materials Available to VIEW or RECEIVE:
NOTICE AND PROXY STATEMENT/SCHEME CIRCULAR
How to View Online:
Have the information that is printed in the box marked by the arrow (located on the following page) and visit: www.proxyvote.com.

How to Request and Receive a PAPER or E-MAIL Copy:
If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:
1) BY INTERNET: www.proxyvote.com
2) BY TELEPHONE: 1-800-579-1639
3) BY E-MAIL*: sendmaterial@proxyvote.com
* If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow (located on the following page) in the subject line.

Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before January 28, 2020 to facilitate timely delivery.

— How To Vote — Please Choose One of the Following Voting Methods

Vote In Person: Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares.

Vote By Internet: To vote now by Internet, go to www.proxyvote.com. Have the information that is printed in the box marked by the arrow (located on the following page) available and follow the instructions.

Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card for each of the Court Meeting and the General Meeting.

Voting Items

COURT MEETING OF AON PLC

The Board of Directors recommends you vote FOR the following proposal:

1.	To approve the Scheme as set forth in the Proxy Statement/Scheme Circular.

Voting Items

GENERAL MEETING OF AON PLC

The Board of Directors recommends you vote FOR the following proposals:

1.

Special resolution to approve a scheme of arrangement pursuant to Part 26 of the Companies Act 2006 (the “Scheme”), authorize the Board of Directors to take all such actions that it considers necessary or appropriate to carry the Scheme into effect, approve a reduction of the share capital of the Company, approve an amendment to the Company’s articles of association and approve the issue of Class E ordinary shares of the Company to Aon Ireland (as defined in the Scheme) as required as part of the Scheme, each as set forth in the Proxy Statement/Scheme Circular.

2.	Special resolution to authorize Aon Ireland to create distributable profits by a reduction of the share capital of Aon Ireland, conditional upon the Scheme becoming effective.

3.

Ordinary resolution to approve the terms of an off-exchange buyback, prior to the Scheme becoming effective, by the Company from Aon Corporation of 125,000 Class B ordinary shares of £0.40 each of the Company.

4.	Special resolution to approve the delisting of the Company’s shares from the New York Stock Exchange, conditional upon the Scheme becoming effective.

5.	Ordinary resolution to approve the adjournment of the General Meeting, if necessary.

NOTE: Such other business as may properly come before the General Meeting or any adjournment thereof.